UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

September 2, 2025

StableX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

1185 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and zip code)

512-994-4917

(Registrant’s telephone number, including area code)

AYRO, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SBLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 2, 2025, George Devlin tendered his resignation as a member of the board of directors (the “Board”) of StableX Technologies, Inc. (the “Company”) and as a member of all committees of the Board on which he serves, effective immediately. Mr. Devlin’s resignation was voluntary and not the result of any disagreement with the operations, policies or practices of the Company.

In connection with Mr. Devlin’s resignation, the Board approved a one-time payment to Mr. Devlin of $35,437.50, an amount equal to the director cash fees that would otherwise be owed to Mr. Devlin for his service as a director for the period beginning September 2025 through May 2026 pursuant to the Board’s compensation policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025	StableX Technologies, Inc.

	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Chief Executive Officer